UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 12, 2012

INNOVARO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15941	59-3603677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2109 Palm Avenue

Tampa, FL 33605

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (813) 754-4330

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Innovaro, Inc. and Innovaro Europe, Ltd. (collectively, the “Seller”) has sold the Seller’s Pharmalicensing, Global Licensing, Pharma Transfer and Knowledge Express operating divisions (collectively, the “Divisions”) to IP Technology Exchange, Inc. (the “Purchaser”), effective as of August 31, 2012 (the “Effective Date”), pursuant to an Asset Purchase Agreement dated September 12, 2012 (the “Agreement”). Under the terms of the Agreement, Purchaser shall pay $2,000,000 (the “Purchase Price”) to Seller, consisting of (i) a lump-sum payment of $600,000 on the Effective Date, (ii) assumption of approximately $70,000 of Seller’s debt relating to the Divisions, (iii) quarterly payments of $100,000 through August 2014, and (iv) the remaining balance of the Purchase Price on September 1, 2014. On November 30, 2012, any outstanding balance of the Purchase Price will begin accruing interest at 5% per annum. Purchaser is entitled to a $125,000 reduction in the Purchase Price if all amounts are paid to Seller by May 1, 2013.

The Divisions provide a suite of consulting and licensing services to assist clients with business development tools, intellectual property research and licensing capabilities, and technology acquisition advice.

In connection with the Agreement, the Seller and Purchaser entered into a partnering agreement which provides a commission for client leads provided by Seller to Purchaser, and vice versa.

The Agreement contains representations, warranties and indemnification obligations customary for a transaction of this type.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

A copy of the press release issued on September 12, 2012 in connection with the execution of the Agreement is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 above is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit Number	Description

10.1	Asset Purchase Agreement, dated September 12, 2012, between Innovaro, Inc., Innovaro Europe, Ltd. and IP Technology Exchange, Inc.

99.1	Press release, dated September 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2012	INNOVARO, INC.

	By:	/s/ Carole R. Wright
Carole R. Wright
Chief Financial Officer